Exhibit 10.53

REVOLVING NOTE

$25,000,000.00	October 25, 2004
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, (hereinafter “Co-Borrowers”), hereby, jointly and severally, PROMISES TO PAY to the order of WELLS FARGO BUSINESS CREDIT, INC. (“Lender”), or its registered assigns, at the principal office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00) or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Fourth Amended and Restated Loan and Security Agreement dated as of October     , 2004, by and among Co-Borrowers, the lender signatories thereto (including Lender) and Fleet Capital Corporation (“Fleet”), as agent for such Lenders (Fleet in such capacity “Agent”) (hereinafter amended from time to time, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on October 25, 2009, unless the term hereof is extended in accordance with the Loan Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Co-Borrowers.

Revolving Note Signature Page

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

PW EAGLE, INC., a Minnesota corporation and successor by merger to Extrusion Technologies, Inc.

By:	/s/ Dobson West
	Name:	Dobson West
	Title:	Secretary